UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 8, 2008, our Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, adopted amendments to our Amended and Restated Bylaws (the “Bylaws”). The amendments took effect upon adoption.

Section 2.12 of the Bylaws was amended to expand the information required to be provided by a stockholder that submits a nomination of a person for election to our Board of Directors or a proposal for consideration at an annual meeting of our stockholders. The amendments require a stockholder submitting such a nomination or proposal to disclose whether the stockholder has hedged its ownership of, or entered into any transaction that has the effect of increasing or decreasing its economic risk or voting power with respect to, our common stock.

As amended, Section 2.12(a)(3)(C) of the Bylaws provides that a stockholder’s notice must set forth “(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the corporation.”

Section 2.12 of the Bylaws was also amended to define who may be considered a qualified representative of a stockholder that is not able to attend the stockholder meeting at which the stockholder’s nomination or proposal of other business is being considered.

As amended, Section 2.12(c)(1) of the Bylaws provides, “For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.”

In addition to the amendments described above, our Bylaws have been amended to include various technical and clarifying corrections and other non-substantive changes.

The foregoing description of the amendments to our Bylaws does not purport to be complete and is qualified in its entirety by reference to our Bylaws, as amended on September 8, 2008, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: September 9, 2008	By:	/S/ LEON E. RODAY
Leon E. Roday
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit
3.2	Amended and Restated Bylaws of Genworth Financial, Inc.

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